UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Information Statement

LeafBuyer Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

LEAFBUYER TECHNOLOGIES, INC.

6888 S. Clinton Street, Suite 300

Greenwood Village, CO 80112

Tel: (720) 235-0099

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

AND INFORMATION STATEMENT

To the Stockholders of LeafBuyer Technologies, Inc.:

The purpose of this notice and the enclosed Information Statement is to inform you that, upon the recommendation of the Company’s board of directors (the “Board”) of LeafBuyer Technologies, Inc., a Nevada corporation (the “Company”), the stockholders holding shares of the Company’s Series A Convertible Preferred, par value $0.001 per share (the “Series A Stock”), voting on an “as converted basis” pursuant to the Certificate of Designations thereof, and therefore representing in excess of a majority of the outstanding shares of the Company’s voting capital stock have executed on November 10, 2025 a unanimous written consent of the board of directors and majority stockholders in lieu of a special meeting of stockholders to effectuate the following (the “Actions”):

1.

To (i) approve a merger where LB Acquisition Corp., a wholly-owned subsidiary of the Company (“Acquisition”) will be merged with and into RagingBull.com, LLC (“RagingBull”), with RagingBull as the surviving entity (the “Merger”), and (ii) approve the transactions set forth in the Agreement and Plan of Merger and Reorganization dated November 10, 2025 by and among Acquisition, RagingBull, the equityholders of RagingBull (the “RagingBull Holders”), and the Company (the “Merger Agreement”), including, without limitation, the Merger, the spinoff of the existing LeafBuyer business to the pre-Merger officers of the Company, the pay-down of certain debt of the Company as described therein, and the issuance as of the time at which the Merger shall become effective (the “Effective Time”) of fifteen million (15,000,000) post-split shares (the “Merger Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the RagingBull Holders;

2.

To (i) approve a change in the Company’s name to RagingBull.com, Inc. (the “Name Change”) or such other name as the Board may approve in the future, and (ii) authorize any other action deemed necessary to effectuate the Name Change, without further approval or authorization of stockholders; and

3.

To (i) approve a reverse stock split of the outstanding shares of Common Stock prior to the issuance of the Merger Shares on the basis of one (1) share per every one hundred fifty six (156) shares outstanding (the “Reverse Split”), and (ii) authorize any other action deemed necessary to effectuate the Reverse Split, without further approval or authorization of stockholders.

Pursuant to Rule 14c-2 of the Exchange Act, the Actions will become effective on or after [_____], 2025, which is twenty (20) calendar days following the date the Company first mailed the Information Statement to its stockholders.

The accompanying Information Statement is being furnished to stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder. As described in the Information Statement, the Actions have been approved by stockholders representing more than a majority of the voting power of outstanding capital stock. The Company is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement in its entirety for a description of the Actions approved by certain stockholders holding more than a majority of the voting power of outstanding capital stock.

Except as otherwise indicated by the context, references in the Information Statement to “Company,” “we,” “us,” or “our” are references to LeafBuyer Technologies, Inc.

The Information Statement is being mailed on or about November [__], 2025 to stockholders of record as of November 10, 2025.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Kurt Rossner
Kurt Rossner Chief Executive Officer

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LEAFBUYER TECHNOLOGIES, INC.

6888 S. CLINTON STREET, SUITE 300

GREENWOOD VILLAGE, CO 80112

INFORMATION STATEMENT

November 14, 2025

NO VOTE OR OTHER ACTION OF STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT.

LEAFBUYER TECHNOLOGIES, INC. IS NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

LeafBuyer Technologies Inc., a Nevada corporation (the “Company” or “LeafBuyer”), is furnishing this information statement (this “Information Statement”) to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Nevada Revised Statutes (the “NRS”), and the Delaware Limited Liability Company Act (the “LLCA”). No additional action will be undertaken with respect to the receipt of written consents of stockholders, and no dissenters’ rights with respect to the receipt of the written consents of stockholders, and no dissenters’ rights under the NRS, are afforded to stockholders as a result of the adoption of the actions contemplated herein.

The Information Statement is being mailed on or about November [__], 2025 to the holders of record at the close of business on November 10, 2025 (the “Record Date”), of the common stock of the Company, par value $0.001 per share (the “Common Stock”), in connection with the actions approved by a written consent (the “Written Consent”) executed upon the recommendation of the Company’s board of directors (the “Board”) in lieu of a special meeting of stockholders to effectuate the following (the “Actions”):

Action 1. To (i) approve a merger where LB Acquisition Corp., a wholly-owned subsidiary of the Company (“Acquisition”) will be merged with and into RagingBull.com, LLC (“RagingBull”), with RagingBull as the surviving entity (the “Merger”), and (ii) approve the transactions set forth in the Agreement and Plan of Merger and Reorganization dated November 10, 2025 by and among Acquisition, RagingBull, the equityholders of RagingBull (the “RagingBull Holders”), (the “RagingBull Holders”), and the Company (the “Merger Agreement”), including, without limitation, the Merger, the spinoff of the existing LeafBuyer business to the pre-Merger officers of the Company, the pay-down of certain debt of the Company as described therein, and the issuance as of the time at which the Merger shall become effective (the “Effective Time”) of fifteen million (15,000,000) post-split shares (the “Merger Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the RagingBull Holders;

Action 2. To (i) approve a change in the Company’s name to RagingBull.com, Inc. (the “Name Change”) or such other name as the Board may approve in the future, and (ii) authorize any other action deemed necessary to effectuate the Name Change, without further approval or authorization of stockholders; and

Action 3. To (i) approve a reverse stock split of the outstanding shares of Common Stock prior to the issuance of the Merger Shares on the basis of one (1) share per every one hundred fifty six (156) shares of the Company’s Common Stock outstanding (the “Reverse Split”), and (ii) authorize any other action deemed necessary to effectuate the Reverse Split, without further approval or authorization of stockholders.

On November 10, 2025, the Board unanimously approved the Actions. Pursuant to the Company’s current Bylaws and the NRS, the holders of the issued and outstanding shares of capital stock representing a majority of voting power of the stockholders may approve and authorize the Actions by written consent as if such Actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize the Written Consent of stockholders representing a majority of the Company’s voting power (the “Voting Stockholders”) to approve the Actions.

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The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of its Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

The Company’s corporate offices are located at 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112 and its’ telephone number is (720) 235-0099.

Except as otherwise described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Actions, which is not shared by all other holders of Common Stock.

No action can be taken until at least twenty (20) calendar days after the first mailing of this Information Statement to the Company’s stockholders. Upon the expiration of such notice period, the Company intends to file a Certificate of Merger with the Secretary of State of Delaware (the “Certificate of Merger”), at which time the Merger shall become effective. As soon as practicable, the Company also intends to file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada (the “Nevada Certificate”), to effectuate the Name Change and the Reverse Split. Once the Board decides to implement the Name Change and the Reverse Split, such Actions would become effective on the date of filing the Nevada Certificate.

The Certificate of Merger is attached hereto as Annex A.

The Nevada Certificate is attached hereto as Annex B.

RECORD DATE, VOTE REQUIRED AND INFORMATION ON VOTING STOCKHOLDERS

The Company is not seeking consents, authorizations or proxies from you.

As of the Record Date, the Company had 100,071,073 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. As of the Record Date, the Company had 324,325 shares of Series A Preferred Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to vote on the as converted basis equal to fifty-five percent (55%) of the Company’s outstanding voting stock. On November 10, 2025, the following consenting Voting Stockholders owning a total of 324,325 shares of Series A Stock delivered the executed Written Consent authorizing the Actions described herein. The Voting Stockholders’ names, affiliation with the Company, and Common Stock holdings are as follows:

	Common Stock		Series A Convertible Preferred Stock(1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(2)	Percent of Class(2)	Amount and Nature of Beneficial Owner(2)	Percent of Class(2)	Percent of Voting Power(3)
Kurt Rossner, Chief Executive Officer and Director(4)		7,239,227%	108,109	33.3%	21.59%
Mark Breen, Chief Financial Officer, Director(5)		7,239,227%	108,108	33.3%	21.59%
Michael Goerner, Treasurer, Director(6)		7,239,227%	108,108	33.3%	21.59%

Total:				100%	65.0%

(1)

The Series A Preferred Stock is convertible into such number of shares of Common Stock equal to fifty-five percent of the number of shares of Common Stock outstanding at the time of version. The Series A Preferred Stock vote on an as-converted basis and accordingly have votes equal to fifty-five percent (55%) of the votes of the Company.

(2)

For each shareholder, the calculation of percentage of beneficial ownership is based upon 100,071,073 shares of Common Stock and 324,325 shares of Series A Preferred Stock outstanding, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days of the record date, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3)	The amount stated reflects the number of votes held on all matters submitted to a vote of our stockholders.

(4)	Includes 7,239,277 shares of Common Stock and 108,109 shares of Series A Preferred Stock.

(5)	Includes 7,239,277 shares of Common Stock and 108,108 shares of Series A Preferred Stock.

(6)	Includes 7,239,277 shares of Common Stock and 108,108 shares of Series A Preferred Stock.

The Written Consent that we obtained from the Voting Stockholders satisfies the stockholder approval requirement for the Actions. Accordingly, under the NRS and the Bylaws, no other approval by the Board or stockholders is required in order to effectuate the Actions.

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EXPENSES

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s voting securities held of record by them and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

DISSENTER’S RIGHT OF APPRAISAL

This notice and the accompanying information statement constitute notice to you from us of the availability of dissenter’s rights under Sections 92A.300 through 92A.500 of the NRS in connection with the Merger, including the advance notice statement required pursuant to Section 92A.303 of the NRS.

Under the NRS, stockholders are not entitled to dissenters’ rights with respect to the Name Change and the Reverse Split.

Under the LLCA, stockholders have no right to dissent from any of the actions set forth above.

No security holders have transmitted any proposals to be acted upon by the Company.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Nevada law. Under Nevada law, action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Corporate Actions disclosed herein as quickly as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of a majority of the Company’s voting power to approve the Corporate Actions.

The Corporate Actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to the Company’s stockholders. Our Board retains the authority to abandon the Corporate Actions for any reason at any time prior to the effective date(s) of the Corporate Actions.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

Certain directors of the Company prior to the Effective Time will, at the Closing, acquire the operating business of LeafBuyer in a spinoff transaction described in the Merger Agreement and therefore have an interest in the transactions contemplated by the Merger Agreement. The Company’s disinterested directors, being fully informed of the transactions contemplated by the Merger Agreement, approved the Merger, the Merger Agreement, and the transactions contemplated thereby.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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ACTION 1. APPROVAL OF THE MERGER

SUMMARY

This summary highlights certain information from this information statement related to the Merger. This information statement and this summary may not contain all of the information that is important to you. To understand the Merger more fully and for a complete description of its legal terms, you should carefully read this information statement, including the Merger Agreement and the other annexes to this information statement and the other documents to which we refer in this information statement. A copy of the Merger Agreement is attached as Annex C to this information statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice unless otherwise defined in this information statement. Capitalized terms used but not defined in this information statement or the notice to which it is attached have the meanings set forth in the Merger Agreement. This information statement is dated November 14, 2025 and is being mailed to our stockholders on or about November [__], 2025.

The Parties to the Merger Agreement

LeafBuyer Technologies, Inc.

LeafBuyer provides a comprehensive marketing technology platform for the cannabis industry and is an online cannabis resource. The Company's clients, medical and recreational dispensaries, in legalized cannabis states, along with cannabis product companies subscribe to its technology platform to assist in new customer acquisition. It provides retention tools to those companies that include texting/loyalty and ordering ahead technology. Its LeafBuyer Technology Platform reaches many cannabis consumers every month through its Web-based platform, loyalty platform and smart application technology. The Company's website's sophisticated vendor dashboard allows its clients to update their menus, deals and create real-time messages to communicate with consumers 24/7. Through its total network program, text messages that are sent are converted into add units that are posted to Leafbuyer.com in real-time.

Our headquarters are located at 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112 and our telephone number is (720) 235-0099. Additional information about the Company is included our filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find More Information.”

LB Acquisition Corp.

Acquisition was formed in Delaware on October 22, 2025, solely for the purpose of entering into the Merger Agreement and consummating the Merger with the RagingBull. Acquisition is a direct, wholly-owned subsidiary of the Company with 1,000 shares of common stock, par value $0.00001 per share (the “Acquisition Stock”) issued and outstanding. Acquisition has not engaged in any business, conducted any operations or incurred any liabilities or obligations, other than as incidental to its formation and in connection with the Merger. Upon consummation of the Merger, Acquisition will cease to exist, and RagingBull will continue as the surviving corporation under the laws of the State of Delaware.

RagingBull.com, LLC

RagingBull.com, LLC is a stock trading education platform that equips traders with practical knowledge and strategies through real-world trading examples from experienced professionals. The company serves traders at all experience levels with expert-led instruction, tailored strategies, and an active trading community.

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With over a decade in operation, RagingBull has established itself as a significant player in stock trading education and digital marketing. At its peak, the company achieved over $100 million in annual revenue through its diversified business model and effective lead generation capabilities. In 2021, the Federal Trade Commission brought an enforcement action against RagingBull alleging deceptive trade practices by the company. The company paid $2.4 million to settle the FTC lawsuit, under terms that enable full compliance with federal and state law while avoiding the operational disruption of prolonged litigation. Under the March 2022 consent decree with the FTC, RagingBull is subject to ongoing compliance obligations and operational restrictions that remain in effect for the lifetime of the business. The Order prohibits making or assisting others in making earnings claims without written substantiation demonstrating the claims are non-misleading and typical for similarly situated consumers. The company is prohibited from providing substantial assistance or support to any seller or telemarketer whom the company knows, or consciously avoids knowing, is engaged in Order or Telemarketing Sales Rule violations. The company cannot misrepresent experience, time, or capital requirements, refund or cancellation policies, or any material aspect of product performance. The company must obtain express informed consent before charging consumers, provide clear and conspicuous disclosures of all material terms, and maintain simple cancellation mechanisms. The $2.425 million monetary judgment is non-dischargeable in bankruptcy, and the complaint facts have collateral estoppel effect in any future enforcement action. The Court retains jurisdiction, and under its authority, any material deviation from the documented compliance process could trigger FTC reinvestigation with potential enforcement action and monetary liability against the company and individual officers. The company has maintained the compliance program in place at the consent decree's entry. The FTC has monitored this framework through required reporting and expects continued operation without interruption or material deviation. Under the Order, the company's Chief Compliance Officer must submit compliance reports to the FTC under penalty of perjury detailing monitoring activities, complaints investigated, violations identified, remedial actions, and compliance status. The Order includes notification and document retention provisions. The company must cooperate fully with FTC representatives who may request information, conduct interviews, or perform compliance audits on 14 days' notice. The company must notify the FTC within 14 days of any material business changes, including structural changes, ownership changes, or bankruptcy filings. The settlement terms and the underlying compliance issues do not prevent or prohibit RagingBull or its owners from being a publicly traded company or issuing shares to the public.

Having operated successfully and in compliance with FTC rules throughout the remainder of the litigation and since its resolution, RagingBull currently operates at a $5 million annual run rate and in compliance with its settlement agreement with the FTC.

The company has evolved its business model to focus on high-margin lead generation, attracting prospective traders and connecting them with external offers. This approach generates substantial revenue while minimizing operational risk.

The company has diversified its business model by adding a high-margin lead generation vertical, connecting traders with external offers. This strategic expansion broadens RagingBull’s market reach and creates an additional revenue stream with favorable economics and reduced operational complexity.

Through its reverse merger with Leafbuyer Technologies Inc., RagingBull will gain access to public markets to support its expansion strategy and position the business for its next phase of growth.

Equityholders of RagingBull

The equityholders of RagingBull (the “RagingBull Holders”) hold all of the membership interests (the “RagingBull Interests”) in RagingBull. Upon the consummation of the Merger, the RagingBull Holders shall be the majority shareholders of the Company.

Structure of the Merger

On November 10, 2025, the Company, Acquisition, RagingBull, and the RagingBull Holders entered into the Merger Agreement, pursuant to which Acquisition will merge with and into RagingBull with RagingBull surviving such merger. The Merger Agreement provides that, among other things and upon the terms and subject to the conditions of the Merger Agreement and in accordance with the NRS and the LLCA, Acquisition will merge with and into RagingBull. As a result, the separate corporate existence of Acquisition will cease and RagingBull will survive the Merger and continue to exist after the Merger (the sometimes hereinafter referred to as the “Surviving Company”). The Company, Acquisition, RagingBull, and the RagingBull Holders are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”

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Consideration to be Received in the Merger

Subject to the terms of the Merger Agreement, at the Effective Time:

•	all of the equity in RagingBull held by the RagingBull Holders will be converted into the right to receive Fifteen Million (15,000,000) newly issued, post-split shares of LeafBuyer Common Stock (the “Merger Shares”), to be issued to the RagingBull Holders in accordance with their pro rata ownership of RagingBull, and after the completion of the transactions contemplated by the Merger Agreement and the Reorganization, the RagingBull Holders will be the majority shareholders of the Company; and

•	all of the shares of Acquisition Stock outstanding immediately prior to the Effective Time will be converted into the right to receive such proportionate number of RagingBull Interests, so that at the Effective Time, the Company will be the holder of all of the issued and outstanding RagingBull Interests; and

•	all of the RagingBull Interests issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Shares;

From and after the Effective Time, all such RagingBull Interests will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of RagingBull Interests will cease to have any rights with respect thereto, except the right to receive their consideration of Merger Shares pro rata.

Required Stockholder Approval for the Merger

Prior to the execution of the Merger Agreement, the Company obtained written consents and resolutions approving the Merger, the Reorganization, and such other matters the Parties mutually decided to be necessary or appropriate in order to effect the Merger, from the Company’s Board, the Series A Holders (representing a majority of the voting power of the capital stock of the Company) (the “Stockholder Approval”), the managers of Raging Bull (the “RagingBull Managers”), and the RagingBull Holders. On November 10, 2025, prior to the execution and delivery of the Merger Agreement, the Company’s Board, the Series A Holders, the RagingBull Holders, and the RagingBull Managers delivered written consents (the “Written Consents”) constituting the Stockholder Approval. As a result, no further action by the Company’s Board, the stockholders of the Company, the RagingBull Holders or the RagingBull Managers is required under applicable law or the Merger Agreement (or otherwise) to approve the Merger, the Reorganization, or such other matters as the Parties mutually decide to be necessary or appropriate in order to effect the Merger, and the Company will not be soliciting your vote for or consent to the approval of the Merger, the Reorganization, or such other matters as the Parties mutually decide to be necessary or appropriate in order to effect the Merger, Agreement, and will not call a stockholders’ meeting for purposes of voting on thereon. No further action by the Company’s stockholders is required to complete the Merger and all requisite corporate action by and on behalf of the Company and Acquisition required to complete the Merger has been taken.

The Merger Agreement

Conditions to Consummation of the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary mutual conditions, including:

•	The receipt of all required consents, approvals, waivers, clearances, authorizations or permissions of any relevant governmental authority;

•	The absence of any governmental entity issuing any order or other legal restraint that makes consummation of the Merger illegal or otherwise prohibited;

•	The Company receiving the requisite stockholder approvals (which has been satisfied by delivery of the Written Consents);

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The obligations the Company and Acquisition under the Merger Agreement are subject to the satisfaction, at or before the Closing of the Merger, of the following conditions:

•	RagingBull’s representations and warranties made in the Merger Agreement being true and correct, subject to certain materiality standards;

•	RagingBull having performed or complied with in all material respects their obligations, agreements and covenants under the Merger Agreement;

•	RagingBull having delivered to the Company a certificate dated as of the date of Closing (the “Closing Date”) and signed by a duly authorized officer of RagingBull;

•	the absence of any material adverse effect with respect to the RagingBull;

•	the Company having received such further documents, certificates, or instruments relating to the transactions contemplated by the Merger Agreement as the Company may reasonably request;

•	the transactions contemplated by the Merger Agreement having been approved by a majority of the RagingBull Managers and a majority of the RagingBull Holders;

•	any necessary third-party consents having been obtained prior to Closing, including but not limited to consents necessary from RagingBull’s lenders, creditors, vendors and lessors, as applicable;

•	RagingBull having prepared and having delivered to the Company audited financial statements since inception through December 31, 2024, having been prepared in conformity with generally accepted accounting principles consistently applied and having been the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company. In addition, and on the Closing, RagingBull having prepared unaudited financial statements and notes thereto for the fiscal quarter closing within sixty (60) days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which having been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and having been reviewed by RagingBull’s independent certified public accountants;

•	the Company having received certificates of good standing from the State of Delaware, dated as of a date within five (5) days prior to the Closing Date certifying that RagingBull is in good standing in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

The obligations of RagingBull under the Merger Agreement are subject to the satisfaction, at or before the Closing of the Merger, of the following conditions:

•	the representations and warranties made by the Company and Acquisition in the Merger Agreement being true and correct, subject to certain materiality standards;

•	the Company and Acquisition having performed or complied with in all material respects our obligations, agreements and covenants under the Merger Agreement;

•	the Company having delivered to RagingBull a certificate dated as of the Closing Date and signed by an a duly authorized officer of the Company;

•	the absence of any material adverse effect with respect to the Company;

•	RagingBull having received certificates of good standing from the Secretary of State of Nevada, or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that the Company and Acquisition, respectively, are in good standing as corporation in the state of Nevada and have filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon;

•	RagingBull having received such further documents, certificates, or instruments relating to the transactions contemplated hereby as RagingBull may reasonably request;

•	RagingBull having conducted a complete and satisfactory due diligence review of the Company, as determined in the sole and absolute discretion of RagingBull;

•	the Company having obtained the approval of the Board and the affirmative vote of a majority of the votes of the holders of the outstanding voting capital stock of LeafBuyer approving the Merger and the Reorganization (the “LeafBuyer Shareholders”);

•	prior to the Closing of the Merger and Reorganization, filed an Information Statement on Schedule 14C with the SEC for the approval of the Merger and the Reorganization; and

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•	the transactions contemplated by the Merger Agreement having been approved by the Board of the Company and Acquisition;

•	any necessary third-party consents having been obtained prior to Closing, including but not limited to consents necessary from the Company’s lenders, creditors, vendors and lessors, as applicable;

•	the Parties having prepared and agreed upon the content of Form 8-K to be filed; and

•	Prior to or simultaneously in connection with the Closing, the Company shall have obtained necessary approval and entered into the requisite agreements for: (a) the Note Consolidation and Amendment Agreement, in the form attached as Exhibit I to the Merger Agreement, (b) the sale of substantially all of the Company’s assets (the “Asset Sale”) for $750,000 (the “Marshall Repayment Amount”) and payment of such proceeds from such sale to the Marshall Lenders in exchange for the retirement and cancellation of the original principal amount of the promissory notes made in favor of the Marshall Lenders (the “Marshall Notes”) pursuant to and in accordance with the form of the Exchange Agreement attached as Exhibit K of the Merger Agreement; and (c) the Company shall enter into a new convertible promissory note with the Marshall Lenders in the amount of the Marshall Debt Interest convertible into shares of LeafBuyer Common Stock, in the form attached as Exhibit L to the Merger Agreement (collectively, the “Debt Exchange”).

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Closing Date, by either the Company Board or the RagingBull Managers if:

•	there is any actual or threatened action or proceeding in writing before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by the Merger Agreement and which, in the judgment of such board of directors or members, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Merger contemplated by the Merger Agreement;

•	any of the transactions contemplated by the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors or managers, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger;

•	there has been any change after the date of the latest balance sheets of RagingBull or the Company, respectively, in the assets, properties, business, or financial condition of RagingBull or the Company, which could have a materially adverse effect on the value of the business of RagingBull or the Company, respectively, as the case may be, dated as of the date of execution of the Merger Agreement; or

•	the Closing Date has not occurred by April 1, 2026, or such other date agreed upon in writing by the Company and RagingBull.

Further, each of the Company, Acquisition, and RagingBull may terminate the Merger Agreement if a party is in breach of any representation, warranty, or covenant contained in the Merger Agreement that would give rise to the failure of a condition to the terminating party’s obligation to effect the Merger, subject to a cure right.

Termination Fee

If the Merger Agreement is terminated by either the Company Board or the RagingBull Managers, no obligation, right, or liability shall arise under the Merger Agreement, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of the Merger Agreement and the transactions contemplated by the Merger Agreement. However, notwithstanding the foregoing in any event, RagingBull shall pay up to $50,000 of the Company’s expenses, including attorneys’ costs, fees, and expenses, in connection with the negotiation, drafting, and execution of the Merger Agreement and the transactions contemplated by the Merger Agreement.

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Interests of Our Executive Officers and Directors in the Merger

You should be aware that the Company’s executive officers and who constitute a majority of directors on the Board of Directors of the Company have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board, 3 of whom are the same individuals as the approving holders of Series A Preferred Stock of the Company and have the interests in the Merger approved the transaction, and the 2 disinterested directors of the Company, being aware of these interests and considered them, among other matters, also approved the Merger Agreement and the transactions contemplated thereby. These interests are described in the section titled, “The Merger – Interests of Our Executive Officers and Directors in the Merger.”

Material United States Federal Income Tax Consequences of the Merger

None. For federal income tax purposes, it is intended that the Merger and the Reorganization shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(b) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), as determined in good faith by the Company and RagingBull.

Regulatory Approvals

Under the Merger Agreement and subject the terms and conditions thereof, each of the parties to the Merger Agreement has agreed to use reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, actions or non-actions by, and make as promptly as practicable all necessary filings and submissions with, any governmental authority or other persons necessary in connection with the consummation of the Merger and the other Transactions. None of the Company, Acquisition or RagingBull is aware of any federal or state regulatory approval required in connection with the Merger, other than compliance with applicable federal securities laws, applicable Nevada and Delaware laws, and certain required notice filings.

Governing Law

The Merger Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to this Agreement will be determined exclusively in the Federal or State Courts, for the County of New York, State of New York.

Dissenter’s Rights

Pursuant to Section 92A.380 of the NRS, if the Merger is completed, subject to compliance with the requirements of Sections 92A.300 through 92A.500 of the NRS, you will have the right to dissent and demand payment in an amount that the Company estimates to be the fair value of the shares of Company’s Common Stock. Each dissenter will then have the right to contest the Company’s estimate of fair value. In order to exercise your dissenter’s rights, you must (i) provide to the Company a written statement of intent to assert dissenter’s rights and demand payment for your shares of  the Company’s Common Stock if the Merger is effectuated within 15 days after the mailing of this information statement and (ii) deliver to the Company (prior to the Effective Time) or RagingBull (after the Effective Time) a written demand for payment no later than 30 days after the mailing of this information statement, and otherwise comply with the requirements of Sections 92A.300 through 92A.500 of the NRS, a copy of which is included as Annex D to this information statement. This information statement shall constitute notice to you from the Company of the availability of dissenter’s rights under Sections 92A.300 through 92A.500 of the NRS.

For a summary of dissenter’s rights, see the section titled “Dissenter’s Rights” beginning on page 28. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising dissenter’s rights, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Sections 92A.300 through 92A.500 of the NRS will result in loss of dissenter’s rights.

Market Information

Our Common Stock is currently registered under the Securities Exchange Act of 1934 and quoted on the QB market tier of OTC Markets Group (“OTC Markets”) under the trading symbol “LBUY.” Following completion of the Merger, we intend to apply for listing of our Common Stock on a National Exchange. There is no guaranty that such National Exchange listing will occur.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

The questions and answers below highlight only selected information from this information statement and only briefly address some commonly asked questions as they pertain to the Merger Agreement and the Merger. The following questions and answers do not include all the information that may be important to you as a stockholder of the Company. Please refer to the section entitled “Summary” and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to in this information statement, each of which you should read carefully.

Q: What is the proposed transaction and what effects will it have on the Company?

A: The proposed transaction is a merger where, once the closing conditions to the Merger have been satisfied or waived (to the extent waivable) and upon the terms and subject to the other conditions set forth in the Merger Agreement, LB Acquisition Corp., a wholly-owned subsidiary of the Company, (“Acquisition”) will be merged with and into RagingBull.com, LLC (“RagingBull”), with RagingBull as the surviving entity (the “Merger”). The LeafBuyer business will be spun out of the Company so that following the Merger, the Company will own, and the publicly traded shares of Common Stock of the Company will represent equity interests in, the RagingBull business activities, and no longer own or represent equity interests in the historical LeafBuyer business activities of the Company.

Q: What will I receive in the Merger?

A: Stockholders of LeafBuyer will not receive anything in the Merger. As part of the Merger, holders of Common Stock will be subject to a reverse split where owners of 156 shares of Common Stock prior to the Merger will own 1 share of Common Stock after the Merger, and 15,000,000 shares of Common Stock will be issued to the pre-Merger owners of RagingBull. Lenders to the Company will be partially repaid and will receive a convertible note in the amount of unpaid principal and accrued interest convertible into shares of Common Stock of the Company. Prior to the Merger, the shareholders of the Company have owned the LeafBuyer operating business, following the Merger, the shareholders of the Company will own the RagingBull operating business.

Q: When do you expect the Merger to be completed?

A: We expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions set forth in the Merger Agreement, though in no case will the Merger be completed prior to 20 days after we have mailed this information statement to our stockholders. We currently expect to complete the Merger during the [fourth] quarter of 202[5], though we cannot assure completion by any particular date, or at all.

Q: What happens if the Merger is not completed?

A: If the Company and RagingBull do not complete the Merger, the Company will remain an independent company, the reverse stock split will not occur, the debt paydown will not occur, and you will continue to hold the shares of Common Stock that you currently own. Additionally, we expect that the Common Stock would continue to be quoted on OTC Markets for the foreseeable future.

Q: Will I owe taxes as a result of the Merger?

A: No. For federal income tax purposes, it is intended that the Merger and the Reorganization shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(b) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), as determined in good faith by the Company and RagingBull.

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Q: Why am I not being asked to vote on or consent to the Merger?

A: Effecting the Merger requires the approval of the Merger Agreement by stockholders of the Acquisition holding a majority of the voting power of the stockholders  of Acquisition (in this case, the Company). The Company has obtained approval of the Merger Agreement by the Board of Directors of the Company and by stockholders of the Company holding a majority of the voting power of the stockholders.  Nevada law and the Company’s Bylaws permit stockholders with an aggregate of a majority of the outstanding shares of Company Stock (or whatever different proportion of voting power is required by law, the Company’s Amended and Restated Articles of Incorporation or the Company’s Bylaws) to act by written consent in certain circumstances, including in connection with the approval of transactions such as the Merger. On November 10, 2025, prior to the execution and delivery of the Merger Agreement, the Company as sole stockholder of Acquisition, and the Voting Stockholders, which on such date beneficially held more than a majority of the voting power of the Company’s stockholders by virtue of the 55% majority represented by the Series A Preferred Stock on an as-converted basis, and executed and delivered the Written Consents, thereby providing the approval for the Merger. Therefore, your vote or consent is not required and is not being sought and the Company will not be calling a special meeting of its stockholders for purposes of voting on the adoption of the Merger Agreement or otherwise in connection with the Transactions. We are not asking you for a proxy and request that you not send us a proxy.

Q: Why did I receive this information statement?

A: Applicable securities laws and regulations require us to provide you with notice of the Written Consents that were delivered by the Voting Stockholders as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to approve or authorize the Merger Agreement or complete the Merger.

Q: Did the Board approve and recommend the Merger Agreement?

A: Yes. Among other things, the Board has (i) determined that it is in the best interests of the Company and its stockholders to enter into the Merger Agreement, (ii) approved the Merger Agreement and the Transactions, including the Merger, and adopted the plan of merger set forth therein, and (iii) recommended the plan of merger set forth in the Merger Agreement to the stockholders of the Company and that the stockholders of the Company approve such plan of merger.

Q: What happens if I sell my shares before completion of the Merger?

A: If you transfer your shares of Common Stock before consummation of the Merger, you will lose your dissenter’s rights. In order to exercise dissenter’s rights, you must hold your shares of Common Stock through the Effective Time.

Q: Do I have appraisal or dissenter’s rights if I object to the proposed Merger?

A: Yes. Under Section 92A.380 of the NRS, if the Merger is completed, subject to compliance with the requirements of Sections 92A.300 through 92A.500 of the NRS, you will have the right to dissent and demand payment in an amount that the Company estimates to be the fair value of the shares of Common Stock. Each dissenter will then have the right to contest the Company’s estimate of fair value. In order to exercise your dissenter’s rights, you must (i) provide to the Company a written statement of intent to assert dissenter’s rights and demand payment for your shares of Common Stock if the Merger is effectuated within 15 days after the mailing of this information statement and (ii) deliver to the Company (prior to the Effective Time) or RagingBull (after the Effective Time) a written demand for payment no later than 30 days after the mailing of this information statement, and otherwise comply with the requirements of Sections 92A.300 through 92A.500 of the NRS, a copy of which is included as Annex D to this information statement. This information statement shall constitute notice to you from the Company of the availability of dissenter’s rights under Sections 92A.300 through 92A.500 of the NRS.

Q: What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A: The Company’s rights to provide non-public information and engage in negotiations or discussions with third parties with respect to alternative transactions to the Merger, and the Board’s right to change its recommendation, under certain circumstances, ceased upon the Company’s execution and delivery of the Merger Agreement.

Q: Where can I find more information about the Company?

A: The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC. This information is available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section titled “Where You Can Find More Information.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement, and the documents to which we refer you in this information statement, contain forward-looking statements, including, without limitation, statements regarding forecasts and projections as described in the section titled “The Merger – Certain Company Financial Projections” and statements regarding the anticipated timing of the closing of the merger. All statements other than statements of historical facts included in this information statement are forward-looking statements, including those relating to future events or our future financial performance and financial guidance. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on the Company’s expectations and projections about future events as of the date of this information statement and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from forward-looking statements include but are not limited to:

•	the risk that the Merger is not completed on the anticipated terms and timing, including the risk that the conditions to the completion of the Merger are not satisfied;

•	potential litigation relating to the Merger that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto;

•	the risk that disruptions from the Merger (including the ability of certain counterparties to terminate or amend contracts upon a change of control) will harm the Company’s business, including current plans and operations, including during the pendency of the Merger;

•	the ability of the Company to retain key personnel;

•	the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;

•	legislative, regulatory and economic developments;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance;

•	certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•	the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the risk that the Company’s stock price may decline significantly if the Merger is not consummated; and

•	those risks described under the heading “Risk Factors” in our Annual Report filed with the SEC on September 29, 2025.

We believe that the assumptions on which our forward-looking statements are based are reasonable. All subsequent written and oral forward-looking statements concerning the Transactions or other matters addressed in this information statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this information statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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THE PARTIES TO THE MERGER AGREEMENT AND THEIR RELEVANT AFFILIATES

The parties to the Merger Agreement are LeafBuyer Technologies, Inc., RagingBull and LB Acquisition Corp.

LeafBuyer Technologies, Inc. (“LeafBuyer” or the “Company”)

LeafBuyer Technologies, Inc.

6888 S. Clinton Street, Suite 300

Greenwood Village, CO 80112

Phone: (720) 235-0099

LeafBuyer provides a comprehensive marketing technology platform for the cannabis industry and is an online cannabis resource. The Company’s clients, medical and recreational dispensaries, in legalized cannabis states, along with cannabis product companies subscribe to its technology platform to assist in new customer acquisition. It provides retention tools to those companies that include texting/loyalty and ordering ahead technology. Its LeafBuyer Technology Platform reaches many cannabis consumers every month through its Web-based platform, loyalty platform and smart application technology. The Company’s website’s sophisticated vendor dashboard allows its clients to update their menus, deals and create real-time messages to communicate with consumers 24/7. Through its total network program, text messages that are sent are converted into add units that are posted to Leafbuyer.com in real-time.

The Common Stock is quoted on the QB tier of the OTC Markets under the trading symbol “LBUY.” Additional information about the Company is included in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find More Information.”

RagingBull.com, LLC (“RagingBull”)

RagingBull.com, LLC

62 Calef Hwy., Ste. 233

Lee, New Hampshire 03861

Phone: (833) 498-5428

RagingBull is a lead generation and marketing business that uses educational and training programs focused on financial literacy and stock trading to attract leads. RagingBull earns revenue from its lead generation activities while helping its members deepen their understanding of trading by offering a comprehensive stock market education program that provides guidance on getting started with stock trading and generating smart stock ideas. Further information regarding RagingBull’s business activities is available at: https://ragingbull.com/.

Further information regarding the RagingBull’s business activities is available at: https://www.ragingbull.com.

LB Acquisition Corp. (“Acquisition”)

LLB Acquisition Corp., was formed in Delaware on October 22, 2025, solely for the purpose of entering into the Merger Agreement and consummating the Merger. Acquisition is a direct, wholly-owned subsidiary of LeafBuyer and has not engaged in any business, conducted any operations or incurred any liabilities or obligations, other than as incidental to its formation and in connection with the Merger. Upon consummation of the Merger, Acquisition will cease to exist, and RagingBull will continue as the surviving entity and a wholly-owned subsidiary of LeafBuyer, which will change its name into RagingBull.com, Inc.

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THE MERGER

Required Stockholder Approval for the Merger

The approval of the Merger Agreement required that the Company and the Company’s stockholders approve the plan of merger set forth in the Merger Agreement by the affirmative vote (at a meeting or by written consent) of a majority of the voting power of the Company’s stockholders, with the holders of the Series A Preferred Stock voting together with certain holders of the Common Stock on an as-converted basis to represent approximately 65% of the voting power of the stockholders. On November 10, 2025, prior to the execution and delivery of the Merger Agreement, holders of Common Stock and the Company’s Series A Preferred Stock representing an aggregate of approximately 65% of the outstanding voting power of the Company’s stockholders (including the holders of all of the outstanding shares of super voting Series A Preferred Stock) delivered the Written Consents constituting the Company Stockholder Approval. As a result, no further action by any other holder of shares of Common Stock is required under applicable law or the Merger Agreement (or otherwise) to approve the Merger Agreement, the Merger and the other Transactions, and we will not be soliciting your vote for or consent to the approval of the Merger Agreement, the Merger and the other Transactions, and will not call a stockholders’ meeting for purposes of voting on the approval of the Merger Agreement, the Merger and the other Transactions. No further action by our stockholders is required to complete the Merger and all requisite corporate action by and on behalf of RagingBull and Acquisition required to complete the Merger has been taken. Pursuant to the Written Consents, such stockholders also waived any rights they may have to assert dissenter’s rights pursuant to the NRS.

In addition, on November 10, 2025, the holders of the Company’s Series A Preferred Stock waived any rights they may have to assert dissenter’s rights pursuant to the NRS or to convert their shares of Series A Preferred Stock into shares of Common Stock.

Interests of Our Executive Officers and Directors in the Merger

You should be aware that certain of the Company’s executive officers and directors have certain interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board, including the disinterested directors, was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below.

As part of the transactions contemplated by the Merger Agreement, CEO Kurt Rossner, COO and CFO Mark Breen, and CTO Michael Goerner will lead a group that will purchase the operating assets of the LeafBuyer business in a spinoff transaction to be executed at the Effective Time of the Merger by purchasing from the Company 100% of the equity interests of LB Media Group LLC, a wholly-owned subsidiary of the Company that merged with and into a newly-formed subsidiary of the Company in 2017 in a transaction similar to the transaction contemplated by the Merger Agreement. LB Media Group LLC will remain liable for a Covid-era Small Business Administration EIDL loan of approximately $525,000 as of the date of the Merger Agreement, and will retain all of the operating assets, receivables, cash, and liabilities (other than debt paid down in connection with the Merger) of the pre-Merger business of the Company, plus any debt used to purchase LB Media Group LLC in the spinoff transaction.

Ownership of Company Stock

For information regarding beneficial ownership of the shares of Common Stock and Preferred Stock held by each of the Company’s directors and named executive officers and all directors and executive officers as a group, see the section titled, “Security Ownership of Certain Beneficial Owners and Management.”

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Registration of the Common Stock After the Merger

The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and quoted on the QB market tier of OTC Markets. Upon completion of the Merger, Acquisition will merge with and into the RagingBull, with RagingBull surviving the Merger. Following completion of the Merger, there will continue to be a limited market for the Common Stock.

Following the closing of the Merger, the Company intends and will take all commercially reasonable steps necessary to uplist to a National Exchange, but there is no guaranty that the Company will be successful.

 Material United States Federal Income Tax Consequences of the Merger

None. For federal income tax purposes, it is intended that the Merger and the Reorganization shall qualify to the extent possible as a tax-free reorganization within the meaning of Section 368(b) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), as determined in good faith by the Company and RagingBull.

Regulatory Approvals

Under the Merger Agreement and subject the terms and conditions thereof, each of the parties to the Merger Agreement has agreed to use reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, actions or non-actions by, and make as promptly as practicable all necessary filings and submissions with, any governmental authority or other persons necessary in connection with the consummation of the Merger and the other Transactions.

Notwithstanding the foregoing, RagingBull and its affiliates will not be required to seek any approval, provide any notice other than this information statement, or enter into any consent decree with any governmental authority, make any divestiture, accept any operational restriction, or take or commit to take any other action that relates to the Company’s assets, business, results of operation or financial condition of the Company, taken as a whole, or that would be reasonably expected to limit or impair RagingBull’s or any of its affiliates’ right to own or operate its business or to obtain or enjoy any of the rights or benefits of the Company’s or its subsidiaries’ business(es). Further, the Company may not, and is required to cause each of its subsidiaries not to, without RagingBull’s prior written consent, (i) enter into any consent decree with any governmental authority to make any divestiture, (ii) accept any operational restriction, or (iii) take or commit to take any other action that, in each case of (i) and (ii), relates to the Company’s assets, business, results of operation or financial condition of the Company, taken as a whole, or that would be reasonably expected to limit or impair RagingBull’s or any of its affiliates’ right to own or operate its business or to obtain or enjoy any of the rights or benefits of the Company’s or its subsidiaries’ business(es).

The Merger Agreement also provides that the parties will use reasonable best efforts to cooperate with each other in determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, governmental authorities or third parties in connection with the execution and delivery of the Merger Agreement and related agreements and consummation of the Transactions and timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations.

None of the Company, Acquisition or RagingBull are aware of any federal or state regulatory approval required in connection with the Transactions, other than compliance with applicable federal securities laws and applicable Nevada or Delaware laws and certain required notice filings.

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THE MERGER AGREEMENT

This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Annex C and is incorporated by reference into this information statement. This summary does not purport to be a complete description of the Merger Agreement and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this information statement and in the public filings that the Company makes with the SEC, which may be obtained by following the instructions set forth in the section titled “Where You Can Find More Information.”

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and the description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Acquisition, RagingBull, or their respective subsidiaries or affiliates. The assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific agreed-upon dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in this information statement, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, RagingBull or any of their respective subsidiaries, affiliates or businesses. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver, amendments or other modification.

Form of the Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the NRS and the LLCA, Acquisition will be merged with and into RagingBull, the separate corporate existence of Acquisition will cease and RagingBull will continue as the Surviving Entity of the Merger and a wholly-owned subsidiary of the Company.

Consummation and Effectiveness of the Merger

The Merger will become effective at the Effective Time, which will be when the articles of merger have been duly filed with and accepted by the Nevada Secretary of State, or to the extent permitted by the NRS, at such later date and time as is agreed to by the Company and RagingBull and specified in the articles of merger. The closing of the Merger will take place on the second business day after the satisfaction or (to the extent permitted by law) waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), unless the Company and RagingBull agree in writing to another date or time.

Representations and Warranties

The Company, Acquisition and RagingBull made representations and warranties in the Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds). The representations and warranties made by the Company are also subject to, and qualified by, certain information in our filings made with the SEC prior to the date of the Merger Agreement.

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The Company’s and Acquisition’s representations and warranties to RagingBull in the Merger Agreement relate to, among other things:

- Organization: the Company is a Nevada corporation duly organized, validly existing, and in good standing; Acquisition is a duly organized subsidiary formed solely for the Merger; execution and delivery of the Agreement and consummation do not violate their charter documents; all necessary corporate action taken.

- Company’s Capitalization: the Company’s authorized capital stock is 160,000,000 shares ($0.001 par value), consisting of 150,000,000 LeafBuyer Common Stock (100,071,075 issued and outstanding) and 10,000,000 blank-check preferred stock with 324,325 shares of Series A Preferred Stock issued and outstanding. There are no other options, warrants, or convertible securities except as in Schedule 3.2(a) of the Merger Agreement; all outstanding shares are duly authorized, validly issued, fully paid, non-assessable, and issued in compliance with securities laws. The Merger Shares, when issued, will be duly authorized, validly issued, fully paid, and non-assessable.

- Acquisition’s Capitalization: Acquisition’s authorized capital stock is 1,000 shares of common stock (par $0.00001), 100 shares were issued and are owned by the Company; the shares are duly authorized, validly issued, fully paid, non-assessable; there are no other rights outstanding; Acquisition has conducted no business and acquired no property prior to the Closing.

- Financial Statements: the Company’s Financial Statements (audited and interim) in Company’s Reports comply with SEC rules; they are prepared in accordance with GAAP; and are fairly present financial condition, results, and cash flows in consistency with the Company’s books and records.

- Securities Act and Exchange Act Filings: the Company’s Reports include Form 10-K for the year ended June 30, 2025 and all filings under §§ 13 and 14 of the Exchange Act since 2020; such filings were done timely; they comply in all material respects with SEC rules; they contain no untrue statement of a material fact or omission.

- Undisclosed Liabilities: there are no undisclosed liabilities, except as set forth in Financial Statements or in the Company’s Reports, or arising in the Ordinary Course of Business.

- Absence of Certain Changes or Events: there is no material adverse change since last balance-sheet date; there are no amendments to charter/bylaws; there are no dividends, redemptions, or unusual transactions; there are no change in management methods or accounting; there are no new liabilities except in Ordinary Course; there are no issuance of securities except as contemplated herein.

- Title and Related Matters: the Company has good and marketable title to all properties free and clear of liens except statutory liens, minor imperfections, or as disclosed in the Company’s Reports.

- Litigation and Proceedings: there are no actions, suits, or proceedings pending or threatened except as disclosed in the Company’s Reports.

- Material Contracts: the Company is not a party to any material contract except as disclosed in Company’s Reports.

- No Conflict With Other Instruments: the execution and consummation of the Merger Agreement by the Company do not breach or default any indenture, mortgage, deed of trust, or material agreement.

- Governmental Authorizations: the Company holds all licenses and permits required; no additional governmental approvals are needed other than securities-law compliance.

- Compliance With Laws and Regulations: the Company is in material compliance with all applicable laws; the Company is current in all SEC reporting obligations; the Company is not subject to civil, criminal, or administrative proceedings; the Company is not a “blank-check company” or “shell company” under SEC rules, immediately prior to Closing.

- Insurance: the Company’s policies are adequate, valid, enforceable; the premiums were paid, there were no cancellations, or no pending claims, except those listed on Schedule 3.13 of the Merger Agreement.

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- Approval of the Merger Agreement: the Board and Acquisition’s shareholder authorized execution, delivery, and approval of the Merger Agreement and transactions. The holders of Series A Preferred Stock of the Company, reflecting a majority of the outstanding voting stock of the Company, also approved the Merger Agreement though such approval was not required by law.

- Material Transactions With Affiliates: there are none within past 3 years except as disclosed in this Agreement or Company Reports.

- Employment Matters: there are no labor disputes; no union membership; no collective bargaining agreements; the Company is in compliance with employment laws; there is no executive officer in breach of restrictive covenants.

- No Brokers: there are no contracts obligating any party to pay commissions or finders’ fees.

- Subsidiaries: the Company has two subsidiaries: LB Media Group, LLC, a Colorado LLC, which is being sold to the pre-Merger officers and directors of the Company in the spinoff of the LeafBuyer business, as described above, and Acquisition, a Delaware corporation, which will merge with and into RagingBull with RagingBull as the surviving entity.

- Disclosure: no representation, warranty, or statement made by the Company in the Merger Agreement or in related documents contains any untrue statement of a material fact or omits a material fact necessary to make statements not misleading; all material information regarding business and transactions were disclosed by the Company to RagingBull.

RagingBull also made a number of representations and warranties, including the following:

- Organization: RagingBull is a limited liability company duly organized, validly existing, and in good standing under Delaware law; has power and authority to own its properties and carry on its business; execution and delivery of the Agreement and consummation of the transactions will not violate its organizational documents; all necessary actions have been taken.

- Capitalization: 100 % of the RagingBull Interests are issued and outstanding as set forth on Schedule 2.2 of the Merger Agreement; all interests duly authorized, validly issued, fully paid, non-assessable, and free of pre-emptive rights; no other class or right to acquire interests is outstanding; no stock appreciation, phantom stock, or similar rights; no voting trusts, proxies, or transfer restrictions except as disclosed; all issuances compliant with applicable securities laws.

- Financial Statements: RagingBull will deliver audited financial statements for fiscal years ended December 31, 2024 and 2025 prepared in conformity with GAAP with an unqualified opinion; unaudited interim financials for the most recent fiscal quarter reviewed by independent auditors; all books and records complete and correct.

- Taxes: all income-tax returns had been filed; returns were complete and accurate; all taxes were paid; no deficiencies were proposed or audits pending; “check-the-box” election was made under § 7701 of the Code to be treated as a corporation; there are no unresolved tax liabilities.

- Undisclosed Liabilities: no material liability (whether absolute or contingent) except (a) those in the Ordinary Course of Business and (b) contractual liabilities incurred in such course.

- Absence of Certain Changes or Events: since latest balance-sheet date, no material adverse change; no damage or loss materially affecting business; RagingBull has not borrowed funds, paid or incurred obligations, sold assets, amended or terminated material contracts, or issued securities except in the Ordinary Course of Business.

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- Litigation and Proceedings: no actions, suits, or investigations pending or threatened affecting RagingBull or its properties. The FTC settlement does not preclude or prohibit RagingBull being a publicly traded company or issuing stock to the public, or its owners from managing a publicly traded company.

- No Conflict With Other Instruments: execution and consummation of the Merger will not result in a breach or default under any material contract, agreement, or instrument to which RagingBull is a party, including, without limitation, the FTC settlement agreement.

- Material Contracts: copies of all material contracts, agreements, franchises, and licenses were provided by RagingBull to the Company.

- Compliance With Laws and Regulations: RagingBull has complied with all applicable statutes and regulations; no non-compliance that would materially and adversely affect the business.

- Approval of Agreement: RagingBull Managers and Holders authorized execution and delivery; the Merger Agreement constitutes a valid and binding obligation enforceable against RagingBull.

- Title and Related Matters: RagingBull has good and marketable title to all properties and assets free and clear of liens, pledges, charges, or encumbrances except statutory liens or those in the Ordinary Course of Business.

- Governmental Authorizations: RagingBull holds all licenses and permits necessary to conduct business; no additional governmental approvals required other than securities-law compliance.

- Continuity of Business Enterprises: no commitment or present intention to liquidate or sell a material portion of business or assets following consummation.

- RagingBull Holders: each RagingBull Holder has full right, power, and authority to transfer its RagingBull Interests; the delivery of which at Closing conveys good and marketable title free of liens or encumbrances.

- No Brokers: RagingBull has not entered into any contract obligating it or the Company to pay commissions, brokerage, or finders’ fees.

- Subsidiaries: RagingBull has no subsidiaries.

- Intellectual Property: RagingBull owns or has right to use all Intellectual Property necessary for its products, services, and internal systems; such IP will be owned or available for use by the Company on substantially identical terms after Closing; has taken reasonable measures to protect proprietary rights; to its knowledge, no infringements by or against RagingBull.

- Certain Business Relationships With Affiliates: except as set forth on Schedule 2.19 of the Merger Agreement, no affiliate owns property used in the business, has claims against RagingBull, or owes money to/from RagingBull except as disclosed.

- Accredited Investor Representations (of Holders): each RagingBull Holder acquires Merger Shares for its own account for investment; is an “Accredited Investor” under Rule 501(a); understands shares are “restricted securities,” not registered under the Securities Act, and may not be resold without registration or exemption; has sufficient knowledge and financial ability to bear the risk of loss.

- Compliance With Laws and Regulations: RagingBull and its officers/directors in material compliance with all applicable laws; no civil or criminal proceedings alleging securities violations; not subject to bankruptcy or material litigation.

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- Insurance: RagingBull maintains adequate and customary insurance; policies valid and enforceable; premiums paid; no notice of cancellation; no pending claims other than those listed on Schedule 2.22 of the Merger Agreement.

- Disclosure: No representation, warranty, or statement made by RagingBull in the Merger Agreement or in related documents contains any untrue statement of a material fact or omits a material fact necessary to make statements not misleading; all material information regarding business and transactions disclosed to the Company.

Conduct of Business by the Company Prior to Consummation of the Merger

The Company agreed that except permitted by or provided for in the Merger Agreement, as required by applicable law, or with the written consent of RagingBull (such consent not to be unreasonably conditioned, withheld or delayed), during the period from the execution of the Merger Agreement until the Effective Time or the valid termination of the Merger Agreement (the “Interim Period”), the Company will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve substantially intact its business organization and preserve in all material respects its relationships with all governmental authorities, employees and creditors, and with any customers, suppliers, vendors, licensors and licensees with which it has material business relations.

General Efforts

Subject to the terms and subject to the conditions set forth in the Merger Agreement, the Company, Acquisition, and RagingBull will use reasonable best efforts to cause the conditions to consummation of the Merger set forth in the Merger Agreement to be satisfied as promptly as reasonably practicable and to take, or cause to be taken, all other actions and do, or cause to be done, and cooperate with each other in order to do, all other things necessary or appropriate to consummate the Transactions as soon as practicable.

Indemnification

Indemnification by RagingBull.

RagingBull agrees to defend, hold harmless, and indemnify the Company and Acquisition and each of the officers, agents, representatives, and directors of the Company and Acquisition as of the date of this Agreement and their respective successors and assigns, including, without limitation, LB Media Group LLC and LB Newco, against any loss, liability, claim, damage, or expense of whatever kind or nature (including, but not limited to, any and all judgments, interest, award, penalties, fines, accounting or attorneys’ fees, costs, and expenses, and expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Losses”), to which it or they may become subject arising out of or based on (i) any inaccuracy appearing in or misrepresentation made in Article II of the Merger Agreement, (ii) claims by or on behalf of any past or present shareholders of the Company relating to or arising out of (A) the transactions contemplated by the Merger Agreement, or the Reorganization, (B) the Information Statement, other than with respect to claims arising solely from the inaccuracy of information contained therein provided by the Company, or (C) any alleged breach or violation of securities laws, rules, regulations, or requirements of self-regulatory organizations related to any of the foregoing.

The current and former officers and directors of the Company shall be express third party beneficiaries of this provision and shall be entitled to enforce it) against RagingBull and its affiliates, successors and assigns, including, without limitation, the Company, as if such third party beneficiaries were parties to the Merger Agreement. RagingBull agrees to pay and be responsible for initial payment of all indemnifiable Losses contemplated by [this Section 4.7(a)] as a matter of first resort promptly upon notification in writing by any Company Indemnitee of the details of such Losses, and no Company Indemnitee shall be required to first pay such Losses in order for RagingBull to be obligated to pay such indemnifiable amounts in the first instance.

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Indemnification by the Company.

The Company hereby agrees to defend and indemnify RagingBull and each of the officers or agents of RagingBull as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred “in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article III of the Merger Agreement.

Such indemnification provisions in the Merger Agreement shall survive the Closing and consummation of the transactions contemplated thereby and will survive the termination of the Merger Agreement.

Additionally, if any party entitled to indemnification thereunder (an “Indemnified Party”) receives notice of the assertion of any claim for Losses or the commencement of any proceeding with respect to a matter subject to indemnity thereunder (a “Claim”), notice thereof (a “Claim Notice”) shall promptly be given to the party having the obligation to indemnify the Indemnified Party (the “Indemnifying Party”). The failure of any Indemnified Party to give timely notice thereunder shall not affect such Indemnified Party ’s rights to indemnification thereunder, except to the extent the Indemnifying Parties forfeit rights or defenses by reason of such delay or failure, and, in such them, the amount of reimbursement to which the Indemnified Party is entitled shall be reduced only by the amount, if any, by which the Indemnified Party’s Losses would have been less had such Claim Notice been timely delivered. After receipt of a Claim Notice, if (x) the Indemnifying Parties produces a notice of election within fifteen (15) days of receiving the Claim Notice, and (y) acknowledges in writing that it agrees to indemnify the Indemnified Party for all Losses in connection with such Claim Notice, the Indemnifying Parties shall have the right, but not the obligation to (i) take control of the defense and investigation of such Claim, (ii) employ and engage attorneys of its own choice (subject to the approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed) to handle and defend the same, at the Indemnifying Parties’ sole cost and expense, and (iii) compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party; provided, that such consent will not be required if (A) such settlement includes an unconditional release of the Indemnified Party and provides solely for payment of monetary damages for which the Indemnified Party will be indemnified in full and (B) does not require or involve any admission of wrong doing by the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Parties will not have the right to assume the defense of a Claim if (1) the Indemnifying Parties fail to actively and diligently conduct the defense of the Claim (after notice and reasonable opportunity to cure), (2) the Indemnified Party has received advice from counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Parties in connection with the defense of such Claim, (3) such Claim seeks a finding or admission of a violation of any criminal law by the Indemnified Party, (4) such Claim seeks an injunction or other equitable remedies in respect of an Indemnified Party or its business, (5) such Claim relates to a material customer or material supplier, or (6) such Claim is reasonably likely to result in Losses that, taken with any other then existing claims under this Article IV, would not be fully indemnified thereunder

In the event that the Indemnifying Parties defend the Indemnified Party against a Claim, the Indemnified Party shall cooperate in all reasonable respects, at the Indemnifying Parties’ request, with the Indemnifying Parties and its attorneys in the investigation, trial and defense of such Claim and any appeal arising therefrom, including, if appropriate and related to such Claim, in making any counterclaim against the claimant, or any cross complaint against any Person, in each case, at the expense of the Indemnifying Parties. The Indemnified Party may, at its own sole cost and expense, monitor and further participate in (but not control) the investigation, trial and defense of such Claim and any appeal arising therefrom. “Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not a legal entity, or any governmental authority.

If the Indemnifying Parties do not assume such defense and investigation or do not acknowledge in writing within a reasonable period, but no later than thirty (30) days, after receipt of the Claim Notice their obligation to indemnify the Indemnified Party against any Losses arising from such Claim, then the Indemnified Party shall have the right to retain separate counsel of its choosing, defend such Claim and have the sole power to direct and control such defense (all at the cost and expense of the Indemnifying Parties if it is ultimately determined by a court of law with jurisdiction on the Claim that the Indemnified Party is entitled to indemnification thereunder); it being understood that the Indemnified Party’s right to indemnification for a Claim shall not be adversely affected by assuming the defense of such Claim. Notwithstanding anything herein to the contrary, whether or not the Indemnifying Parties shall have assumed the defense of such Claim, the Indemnified Party shall not settle, compromise or pay such Claim for which it seeks indemnification thereunder without the prior written consent of the Indemnifying Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

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Litigation

As of the date of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Payment of Company Indebtedness

Prior to or simultaneously in connection with the Closing, the Company will enter into: (a) the Note Consolidation and Amendment Agreement, (b) the sale of substantially all of the Company’s assets (the “Asset Sale”) for $750,000 (the “Marshall Repayment Amount”) and payment of such proceeds from such sale to the Marshall Lenders in exchange for the retirement and cancellation of the original principal amount of the promissory notes made in favor of the Marshall Lenders (the “Marshall Notes”); and (c) the Company shall enter into a new convertible promissory note with the Marshall Lenders in the amount of the Marshall Debt Interest convertible into shares of LeafBuyer Common Stock (collectively, the “Debt Exchange”).

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including public announcements and disclosure requirements.

Conditions to Consummation of the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary mutual conditions, including:

•	The receipt of all required consents, approvals, waivers, clearances, authorizations or permissions of any relevant governmental authority;
•	The absence of any governmental entity issuing any order or other legal restraint that makes consummation of the Merger illegal or otherwise prohibited;
•	The Company receiving the requisite stockholder approvals (which has been satisfied by delivery of the Written Consents);

The obligations the Company and Acquisition under the Merger Agreement are subject to the satisfaction, at or before the Closing of the Merger, of the following conditions:

•	RagingBull’s representations and warranties made in the Merger Agreement being true and correct, subject to certain materiality standards;
•	RagingBull having performed or complied with in all material respects their obligations, agreements and covenants under the Merger Agreement;
•	RagingBull having delivered to the Company a certificate dated as of the date of Closing (the “Closing Date”) and signed by a duly authorized officer of RagingBull;
•	the absence of any material adverse effect with respect to the RagingBull;
•	the Company having received such further documents, certificates, or instruments relating to the transactions contemplated by the Merger Agreement as the Company may reasonably request;
•	the transactions contemplated by the Merger Agreement having been approved by a majority of the RagingBull Managers and a majority of the RagingBull Holders;
•	any necessary third-party consents having been obtained prior to Closing, including but not limited to consents necessary from RagingBull’s lenders, creditors, vendors and lessors, as applicable;
•	The Company and the acquirors of LB Media Group LLC shall have entered into definitive agreements for the sale of LB Media Group LLC and is business to the prospective purchasers thereof effective as of the Closing;
•	RagingBull having prepared and having delivered to the Company audited financial statements since inception through December 31, 2024, having been prepared in conformity with generally accepted accounting principles consistently applied and having been the subject of an unqualified opinion of a recognized firm of independent certified public accountants reasonably acceptable to the Company. In addition, and on the Closing, RagingBull having prepared unaudited financial statements and notes thereto for the fiscal quarter closing within sixty (60) days of the Closing Date, comparative to the same quarter in the preceding fiscal year including income statements, balance sheets and statements of cash flow and stockholders equity which having been prepared in conformity with generally accepted accounting principles consistently applied, be in Form 10-Q format and having been reviewed by RagingBull’s independent certified public accountants;

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•	the Company having received certificates of good standing from the State of Delaware, dated as of a date within five (5) days prior to the Closing Date certifying that RagingBull is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

The obligations of RagingBull under the Merger Agreement are subject to the satisfaction, at or before the Closing of the Merger, of the following conditions:

•	the representations and warranties made by the Company and Acquisition in the Merger Agreement being true and correct, subject to certain materiality standards;
•	the Company and Acquisition having performed or complied with in all material respects our obligations, agreements and covenants under the Merger Agreement;
•	the Company having delivered to RagingBull a certificate dated as of the Closing Date and signed by an a duly authorized officer of the Company;
•	the absence of any material adverse effect with respect to the Company;
•	RagingBull having received certificates of good standing from the Secretary of State of Nevada, or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that the Company and Acquisition, respectively, are in good standing as corporation in the state of Nevada and have filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon;
•	RagingBull having received such further documents, certificates, or instruments relating to the transactions contemplated hereby as RagingBull may reasonably request;
•	RagingBull having conducted a complete and satisfactory due diligence review of the Company, as determined in the sole and absolute discretion of RagingBull;
•	the Company having obtained the approval of the Board and the affirmative vote of a majority of the votes of the holders of the outstanding voting capital stock of LeafBuyer approving the Merger and the Reorganization (the “LeafBuyer Shareholders”);
•	prior to the Closing of the Merger and Reorganization, the Company having obtained necessary shareholder approval and filed an Information Statement on Schedule 14C with the SEC for the approval of the Merger and the Reorganization;
•	the transactions contemplated by the Merger Agreement having been approved by the Board of the Company and Acquisition;
•	any necessary third-party consents having been obtained prior to Closing, including but not limited to consents necessary from the Company’s lenders, creditors, vendors and lessors, as applicable;
•	the Parties having prepared and agreed upon the content of Form 8-K to be filed; and
•	prior to or simultaneously in connection with the Closing, the Company shall have obtained necessary approval and entered into the requisite agreements for: (a) the Note Consolidation and Amendment Agreement, in the form attached as Exhibit I to the Merger Agreement, (b) the sale of substantially all of the Company’s assets (the “Asset Sale”) for approximately $750,000 (the “Marshall Repayment Amount”) and payment of such proceeds from such sale to the Marshall Lenders in exchange for the retirement and cancellation of the original principal amount of the promissory notes made in favor of the Marshall Lenders (the “Marshall Notes”) pursuant to and in accordance with the form of the Exchange Agreement attached as Exhibit K of the Merger Agreement; and (c) the Company shall enter into a new convertible promissory note with the Marshall Lenders in the amount of the remaining balance and unpaid interest of the Marshall Debt convertible into shares of LeafBuyer Common Stock, in the form attached as Exhibit L to the Merger Agreement (collectively, the “Debt Exchange”).

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Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Closing Date, by either the Company Board or the RagingBull Managers if:

•	there is any actual or threatened action or proceeding in writing before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by the Merger Agreement and which, in the judgment of such board of directors or members, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Merger contemplated by the Merger Agreement;
•	any of the transactions contemplated by the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors or managers, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Merger;
•	there has been any change after the date of the latest balance sheets of RagingBull or the Company, respectively, in the assets, properties, business, or financial condition of RagingBull or the Company, which could have a materially adverse effect on the value of the business of RagingBull or the Company, respectively, as the case may be, dated as of the date of execution of the Merger Agreement; or
•	the Closing Date has not occurred by April 1, 2026, or such other date agreed upon in writing by the Company and RagingBull.

Further, each of the Company, Acquisition, and RagingBull may terminate the Merger Agreement if a party is in breach of any representation, warranty, or covenant contained in the Merger Agreement that would give rise to the failure of a condition to the terminating party’s obligation to effect the Merger, subject to a cure right.

Termination Fees and Expenses

If the Merger Agreement is terminated by either the Company Board or the RagingBull Managers, no obligation, right, or liability shall arise under the Merger Agreement, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of the Merger Agreement and the transactions contemplated by the Merger Agreement. However, notwithstanding the foregoing in any event, RagingBull shall pay up to $50,000 of the Company’s expenses, including attorneys’ costs, fees, and expenses, in connection with the negotiation, drafting, and execution of the Merger Agreement and the transactions contemplated by the Merger Agreement.

Amendment and Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Parties in Interest

Except with respect to certain indemnification and director and officer liability insurance provisions of the Merger Agreement, nothing in the Merger Agreement is intended to confer upon any person that is not a party to the Merger Agreement any rights or remedies by reason of the Merger Agreement.

Governing Law; Jurisdiction

The Merger Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to the Merger Agreement will be determined exclusively in the Federal or State Courts, for the County of New York, State of New York.

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DISSENTER’S RIGHTS

Holders of the Company’s Common Stock electing to exercise dissenter’s rights must comply with the provisions of the Sections 92A.300 through NRS 92A.500 of the NRS in order to perfect their rights. The following is intended as a brief summary of the material provisions of the procedures that such a holder of the Company’s Common Stock must follow in order to dissent from the Merger and perfect dissenter’s rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the applicable Nevada statutes, the full text of which is set forth in Annex D to this information statement.

This information statement also functions as a dissenter’s notice pursuant to NRS 92A.430.

A stockholder who wishes to assert dissenter’s rights must:

1.

Provide to the Company written notice of your intent to assert dissenter’s rights and demand payment for your shares of Common Stock if the Merger is effectuated no later than [_____], 2025, which is 15 days after the date that this information statement is first being sent to stockholders, as follows:

LeafBuyer Technologies, Inc.

6888 S. Clinton Street, Suite 300

Greenwood Village, CO 80112

Attn: Kurt Rossner, Chief Executive Officer

and

2.	Within 30 days from the date that this information statement is delivered to stockholders, or [_____], 2025, deliver to the Company or the surviving entity:

•	written notice of the stockholder’s demand for payment for the stockholder’s shares of Common Stock if the Merger is completed;

•	any stock certificates representing such shares of Common Stock; and

•	certification that the stockholder acquired beneficial ownership of the shares of Common Stock before November 10, 2025, the date that the Company announced its entry into the Merger Agreement.

A stockholder wishing to deliver a notice asserting dissenter’s rights should hand-deliver or mail the notice, his, her, or its stock certificates, and the certification to the following address:

Prior to the Effective Time:	After the Effective Time:
LeafBuyer Technologies, Inc. 6888 S. Clinton Street, Suite 300 Greenwood Village, CO 80112 Attn: Kurt Rossner, Chief Executive Officer

RagingBull.com, Inc.

62 Calef Highway #233

Lee, NH 03861

Attn: Jeff Bishop

Email: jeff@bishop.me

With a copy (which shall not constitute notice) to:

Peter Campitiello, Esq.

Lucosky Brookman LLP

101 Wood Avenue

Woodbridge, NJ 08830

Email: pcampitiello@lucbro.com

Stockholders whose shares of Common Stock are not represented by certificates will be unable to transfer such shares once the Company receives the demand for payment from such stockholder, unless such stockholder later withdraws their demand for payment or otherwise loses their right to demand payment for their shares.

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A stockholder who wishes to exercise dissenter’s rights generally must dissent with respect to all of the shares the stockholder owns. If a record stockholder is a nominee for several beneficial stockholders, however, some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by notifying the Company in writing of the name and address of each person on whose behalf the record stockholder asserts dissenter’s rights. A beneficial stockholder may assert dissenter’s rights directly by submitting to the Company the record stockholder’s written consent to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights, and by dissenting with respect to all the shares of which such stockholder is the beneficial stockholder or which such stockholder has the power to direct the vote.

Any stockholder electing to exercise dissenter’s rights must not have signed a stockholder written consent approving the Merger Agreement and the plan of merger included therein.

A stockholder wishing to exercise dissenter’s rights must file each of the notice of intent and the payment demand within the prescribed time periods and deliver share certificates as required in the notice. Failure to do so will cause that stockholder to lose his, her, or its dissenter’s rights.

A stockholder who has complied with the requirements summarized in the previous paragraphs may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by notifying the Company within the 30-day period. If the stockholder does not withdraw from the appraisal process by such date, he, she, or it may not do so thereafter unless the Company or the Surviving Company consents to such withdrawal in writing.

Within 30 days after the Effective Time, RagingBull will pay each dissenter with properly perfected dissenter’s rights RagingBull’s estimate of the “fair value” of the stockholder’s shares, plus accrued interest from the effective date of the Merger. The payment will be accompanied by specified financial information as required by NRS 92A.460 and a statement as to RagingBull’s estimate of the fair value of the shares and the interest payable with respect to the shares.

With respect to a dissenter who did not beneficially own shares of Common Stock prior to the public announcement of the Merger, RagingBull is not required to make the payment until the dissenter has agreed to accept the payment in full satisfaction of the dissenter’s demands or demand appraisal under NRS 92A.460.

“Fair value” is defined in NRS 92A.320 as the value of the Common Stock immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. The “fair value” may be less than, equal to, or greater than the value of the consideration that a Company’s stockholder would be entitled to receive pursuant to the Merger. The rate of interest will be the rate of interest provided under applicable law.

Within 30 days of RagingBull’s payment (or offer of payment in the case of shares acquired after public announcement of the Merger) to a dissenting stockholder, a dissenter dissatisfied with RagingBull’s estimate of the fair value of the shares may notify RagingBull of the dissenter’s own estimate of the fair value and demand payment of that amount. If RagingBull does not accept the dissenter’s estimate and the parties do not otherwise settle on a fair value, then RagingBull must, within 60 days of receiving the estimate and demand, petition a court to determine the fair value of the shares and accrued interest.

In view of the complexity of the Nevada statutes governing dissenter’s rights, stockholders who wish to dissent from the Merger and pursue dissenter’s rights should consult their legal advisors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 10, 2025, the number of shares of Common Stock owned by (i) each person who is known by us to own of record or beneficially 5% or more of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. The address of our directors and officers is c/o the Company at 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112.

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Beneficial ownership has been determined in accordance with the rules of the SEC and is calculated based on 100,071,073 shares of Common Stock issued and outstanding as of November 10, 2025. Shares of Common Stock subject to options, warrants, shares of Preferred Stock or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of November 10, 2025, are deemed outstanding (i) without regard to the fact that the Company is limited to 150,000,000 authorized shares of Common Stock and (ii) for computing the percentage of the person holding the option, warrant, preferred stock, or convertible security but not for computing the percentage of any other person.

With respect to the Series A Preferred Stock, the Company may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the applicable series, (i) disproportionally alter or change adversely the powers, preferences or rights given to, or alter or amend the Certificate of Designations of, such Series of Preferred Stock, (ii) amend its certificate of incorporation or other charter documents in any manner that disproportionally adversely affects any rights of the holders of such series of Preferred Stock, (iii) increase or decrease the number of authorized shares of such series of Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing. Otherwise, holders of Series A Preferred Stock have no voting rights except as required by law.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner (1)	Total Shares Beneficially Owned (2)	% of Common Stock Outstanding
Officers and Directors
Kurt Rossner (3)	8,250,012	8.2%
Mark Breen (3)	8,250,012	8.2%
Michael Goerner (3)	8,250,012	8.2%
Jeffrey Rudolph	909,322	* %
Kristin Baca	193,662	* %
All officers and directors as a group (five persons)	25,853,020	25.8%

__________

*	less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is our company’s address.

(2)

Applicable percentage ownership is based on 100,071,075 shares of common stock outstanding as of November 10, 2025 together with securities exercisable or convertible into shares of common stock within 60 days of November 10, 2025, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 10, 2025, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 108,109 shares of Series A Preferred Stock. The Series A Shares convert into 55% of the outstanding Common Stock and vote on an as-converted basis.

(4)

Includes 14,999,999 shares of common stock. Excludes 14,036,048 shares of common stock underlying Series A Warrants which were issued and expired in July 2024, assuming an exercise price of $0.1624, assuming a floor reset price of the common stock and a floor reset exercise price of the Warrants of $0.15 per share. The Series A Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of our shares of common stock outstanding immediately after giving effect to such exercise. Anson Advisors Inc., and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP, hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)

Includes 14,999,999 shares of common stock. Excludes 14,036,048 shares of common stock underlying Series A Warrants which were issued and expired in July 2024, assuming an exercise price of $0.1624, assuming a floor reset price of the shares of common stock and a floor reset exercise price of the Warrants of $0.15 per share. The Warrants do not allow for an exercise that would result in the beneficial ownership of greater than 9.99% of our outstanding common stock immediately after giving effect to their exercise. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These reports contain additional information about the Company. Our SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “Investors - SEC Filings” section of our website at https://www.leafbuyer.com/investor. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part or incorporated by reference into this information statement.

RagingBull has supplied, and we have not independently verified, the information in this information statement relating to them. Stockholders should not rely on information that purports to be made by or on behalf of us other than that contained in this information statement. We have not authorized anyone to provide information on our behalf that is different from that contained in this information statement.

This information statement is dated November 14, 2025. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

HOUSEHOLDING OF INFORMATION STATEMENT

Only one copy of this information statement is being sent to multiple stockholders who share the same address, unless the Company directly received contrary instructions from one or more such stockholders. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will, however, deliver promptly upon written or oral request a separate copy of this information statement to a stockholder at a shared address to which a single copy of this information statement was delivered. You may make such a written or oral request by (i) sending a written notification stating (A) your name, (B) your shared address and (C) the address to which the Company should direct the additional copy of this information statement, to LeafBuyer Technologies, 6888 S Clinton Street, Greenwood Village, CO 80112 , Attn: CEO Kurt Rossner, or (ii) calling us at 720-235-0099, requesting to speak to Investor Relations, and providing the same information as required for written requests.

If multiple stockholders sharing an address have received one copy of this information statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may direct notification of such to us at the address or phone number set forth above. Additionally, if current stockholders with a shared address received multiple copies of this information statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made as set forth above.

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ACTION 2. APPROVAL OF THE NAME CHANGE

The Board approved and recommended and the Voting Stockholders approved the Name Change, in connection with the consummation of the Merger.

Purpose of the Name Change

In connection with the Merger and as contemplated by the Merger Agreement, the Company will change its name to “RagingBull.com, Inc.” prior to the consummation of the Merger. The Company believes that changing its name to “RagingBull.com, Inc.” is more in line with RagingBull’s line of business, will facilitate the Merger, and better reflects the Company’s long-term strategy and identity.

Effects of the Name Change

The Name Change will not by itself have any effect on the Company’s corporate status or the rights of stockholders, or affect in any way the validity of currently outstanding stock certificates or the trading of the Company’s securities. The Company’s stockholders will not be required to surrender or exchange any of the Company’s stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to the Company’s Transfer Agent.

If the Name Change is effected, the Company intends to apply for a new ticker symbol and a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number for the Company’s Common Stock. In the event that the Merger is not consummated with RagingBull after we have changed our name RagingBull.com, Inc., it is expected that the Company would change its name to a new name not related with RagingBull.

Under the NRS, stockholders are not entitled to appraisal rights with respect to the proposed Name Change.

Procedure for Effecting the Name Change

The Name Change will become effective at such future date as determined by the Board, as evidenced by the filing of the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada, but in no event earlier than the 20th calendar day after this Information Statement is first mailed to the stockholders. The Company also must notify FINRA of the Name Change by filing the requisite documents no later than 10 days prior to the anticipated record date of this Action. Moreover, although the Name Change has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Name Change at any time if it determines that abandoning the Name Change is in the best interests of the Company. No further action on the part of stockholders would be required to either effect or abandon the Name Change.

ACTION 3. APPROVAL OF THE REVERSE SPLIT

The Board of the Company and the Voting Stockholders have approved a Certificate of Amendment to the Certificate of Incorporation of the Company to effect the Reverse Split. Set forth below is the discussion of this amendment.

Background and Reasons for the Reverse Split

The Board believes that effecting the Reverse Split is desirable for a number of reasons, including:

Broadening our investor base. We believe that by increasing the price of our Common Stock or potentially decreasing its volatility, the Reverse Split may allow a broader range of institutional investors to invest in our Common Stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in the Company and our Common Stock will potentially increase the overall market for our Common Stock.

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Increase in Analyst and Broker Interest. We believe the Reverse Split would help increase analyst and broker-dealer interest in our Common Stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we may remain a “penny stock” under the rules of the Securities and Exchange Commission (“SEC”), if our Common Stock is not listed on a national securities exchange, we expect that the increase in the stock price resulting from the Reverse Split will position us better if our business continues to grow as we anticipate. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our Common Stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Certain Risks Associated with the Reverse Split

If the Reverse Split does not result in a sufficient proportionate increase in the price of our Common Stock, we may be unable to meet the initial listing requirements of a National Exchange.

We expect that the Reverse Split will increase the market price of our Common Stock. However, the effect of the Reverse Split on the market price of our Common Stock cannot be predicted with certainty and the issuance of the Merger Shares immediately following the Reverse Split may reduce the market price of our Common Stock, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of our Common Stock following the Reverse Split and issuance of Merger Shares will not increase sufficiently for us to meet the minimum bid price requirement. Further, the Reverse Split may result in a lesser number of round lot holders (holders of at least 100 shares), which could also cause us to be noncompliant with another Nasdaq rule requiring that we have at least 300 round lot holders. If we are unable meet the minimum bid price requirement or other requirements of Nasdaq or another National Exchange for which we seek listing, we may not be unable to list our Common Stock on a National Exchange.

Even if the Reverse Split results in the requisite increase in the market price of our Common Stock, there is no assurance that we will be able to continue to comply with the minimum bid price requirement.

Even if the Reverse Split results in the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price requirements of a National Exchange, there can be no assurance that the market price of our Common Stock following the Reverse Split and the issuance of the Merger Shares will remain at the level required for continued compliance with such requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the implementation of the Reverse Split and the issuance of the Merger Shares, the percentage decline may be greater than would occur in the absence of the Reverse Split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

The Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be adversely affected by the Reverse Split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not sufficiently increase as a result of the Reverse Split. In addition, the Reverse Split may increase the number of round lot shareholders who own less than 100 shares of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

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The increased market price of our Common Stock resulting from the Reverse Split may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of our Common Stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in our Common Stock, there can be no assurance that the Reverse Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of our Common Stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve following the Reverse Split.

Principal Effects of the Reverse Split, Authorized Common Stock Reduction and Par Value Increase

The Reverse Split, if implemented, will have the following principal effects:

●	the number of outstanding shares of Common Stock and treasury stock will decrease based on the Reverse Split Ratio;

●

the number of shares of the Company’s Common Stock held by individual shareholders will decrease based on the Reverse Split Ratio, and the number of shareholders who own “round lots” of less than 100 shares of our Common Stock will increase; and

●

the number of shares of Common Stock issuable upon exercise of outstanding warrants or conversion of outstanding convertible securities (if any) and the exercise price of such outstanding warrants and the conversion price of such outstanding convertible securities (if any), will be adjusted in accordance with their respective terms based on the Reverse Split Ratio.

Shares of Common Stock after the Reverse Split will be fully paid and non-assessable. The amendment will not change any of the other terms of our Common Stock. Following the Reverse Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Reverse Split. Following the Reverse Split, we will continue to be subject to the reporting requirements of the Exchange Act.

Because the authorized Common Stock will not be reduced at the same ratio as the Reverse Split Ratio, the Reverse Split will have an overall effect of increasing the authorized but unissued shares of Common Stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

Fractional Shares

No fractional shares will be issued as the result of the Reverse Split. We will round up any fractional shares resulting from the Reverse Split to the nearest whole share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the proposed Reverse Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

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Procedure for Implementing the Reverse Split

The Reverse Split would become effective upon the filing with the Nevada Secretary of State a Certificate of Amendment to the Certificate of Incorporation as of the time of filing or such other time set forth in the Certificate of Amendment (the “Effective Time”), as determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. Additionally, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Split if, at any time prior to the filing of the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interest of the Company and the our shareholders to effect the Reverse Split. Beginning at the Effective Time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split. The form of Certificate of Amendment implementing, among other things, the Reverse Split is attached to this Information Statement as Annex A.

After the Effective Time, our Common Stock will have a new CUSIP number, used to identify our equity securities. Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Effect on Beneficial Owners of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names with Globex Transfer, LLC, the Company’s transfer agent (the “Transfer Agent”). Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Split. Shareholders who hold our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with the Transfer Agent. These shareholders do not have stock certificates evidencing their Common Stock ownership. Such shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts. Shareholders who hold shares electronically in book-entry form with the Transfer Agent will not need to take action. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

Exchange of Stock Certificates

We expect that the Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker) in connection with the Reverse Split. As soon as practicable after the filing of the Certificate of Amendment, registered holders of certificated pre-Reverse Stock Split shares may be asked to surrender to the Transfer Agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new stock certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent.

For street name holders of pre-Reverse Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Time.

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SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of Common Stock were, and post-Reverse Split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular shareholders in light of their specific circumstances or to certain types of shareholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.

A shareholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our Common Stock for post-Reverse Split shares of our Common Stock in the Reverse Split. A shareholder’s aggregate tax basis in the post-Reverse Split shares of our Common Stock the shareholder receives in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Split shares of our Common Stock the shareholder surrenders in exchange therefor. A shareholder’s holding period for the post-Reverse Split shares of our Common Stock the shareholder receives in the Reverse Split will include the shareholder’s holding period for the pre-Reverse Split shares of our Common Stock the shareholder surrenders in exchange therefor. Shareholders who have different bases or holding periods for pre-Reverse Split shares of our Common Stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split Common Stock.

Anti-Takeover Effects of the Reverse Split and the Authorized Common Stock Reduction

The effective increase in our authorized and unissued shares of Common Stock resulting from the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make it more difficult to accomplish a merger or similar transaction, even if such transaction is beneficial to the shareholders. The Board might use the additional shares to resist or frustrate, by issuing additional shares of Common Stock, a third-party takeover effort favored by a majority of the independent shareholders that would provide an above-market premium. The Reverse Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

The Reverse Split is not a plan by our Board to adopt a series of amendments to our Certificate of Incorporation or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt any provisions in our Certificate of Incorporation or Bylaws or enter into other arrangements that may have material anti-takeover consequences.

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OTHER MATTERS

Stockholders Sharing the Same Address

Only one copy of this information statement is being sent to multiple stockholders who share the same address, unless the Company directly received contrary instructions from one or more such stockholders. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will, however, deliver promptly upon written or oral request a separate copy of this information statement to a stockholder at a shared address to which a single copy of this information statement was delivered. You may make such a written or oral request by (i) sending a written notification stating (A) your name, (B) your shared address and (C) the address to which the Company should direct the additional copy of this information statement, to LeafBuyer Technologies, Inc., 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112, Attn: Corporate Secretary, or (ii) calling us at (720) 235-0099 and providing the same information as required for written requests.

If multiple stockholders sharing an address have received one copy of this information statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may direct notification of such to us at the address or phone number set forth above. Additionally, if current stockholders with a shared address received multiple copies of this information statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made as set forth above.

Forward-Looking Statements

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that it cannot predict. In addition, the Company based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date at the top of the first page of this Information Statement.

Where You Can Find More Information

The Company files annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. SEC’s filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Stockholders may obtain documents by requesting them in writing from the Company at the following address: 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112, or by calling the Company at (720) 235-0099.

This information statement is dated November 14, 2025. You should not assume that the information contained in this information statement is accurate as of any date other than that date.

LEAFBUYER TECHNOLOGIES, INC. IS NOT ASKING YOU FOR A PROXY AND YOU ARE NOT

REQUESTED TO SEND A PROXY

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kurt Rossner
Kurt Rossner Chief Executive Officer
November 14, 2025

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Annex A

Nevada Certificate

A-1

Annex B

Certificate of Merger

B-1

Annex C

Agreement and Plan of Merger And Reorganization

C-1

Annex D

Section 92A.300 through 92A.500 of the Nevada Revised Statute

D-1